                                                                    EXHIBIT 99.1


                PRICELINE.COM REPORTS PROFIT FOR 1ST QUARTER 2002

 PRICELINE.COM GENERATES $0.02 PER SHARE NET INCOME ON PRO FORMA AND GAAP BASES

                 HOTEL ROOM SALES POST 110% YEAR-OVER-YEAR GAIN

          CUSTOMER BASE TOPS 13.5 MILLION WITH 63.6% REPEAT OFFER RATE

     NORWALK, Conn., May 1, 2002 . . . Priceline.com(R) (Nasdaq: PCLN) today reported that, for the 1st quarter 2002, iT had pro forma net income of $5.3 million, or $0.02 per diluted share, compared to a pro forma net loss of $6.2 million, or $0.03 per share for the 1st quarter 2001. Pro forma EBITDA was $8.8 million for the 1st quarter 2002. Pro forma net income (loss) and pro forma EBITDA are stated before non-cash preferred stock dividends, stock-based compensation, option payroll taxes and restructuring charges.

On a GAAP basis, priceline.com had net income of $3.9 million for the 1st quarter 2002, or $0.02 per diluted share, compared to a loss of $13.8 million, or $0.07 per share, for the 1st quarter of 2001.

Priceline.com's 1st quarter 2002 profit was based on revenue of $261.9 million, which was within the Company's previously stated guidance range for the quarter and down slightly from revenue of $269.7 million in the 1st quarter 2001.

"Priceline.com's hotel room business continued its impressive growth in the 1st quarter, as room nights sold increased 110 percent over the 1st quarter 2001," said priceline.com President and Chief Operating Officer Jeffery H. Boyd. "While our airline ticket business remained under pressure from airline fare sales and constrained availability, particularly in the late-March Easter vacation period, solid results in our other travel products, a continued strengthening of our consumer franchise and continued expense discipline resulted in another profitable quarter for priceline.com."

Gross profit for the 1st quarter 2002 was $42 million, compared to $43.1 million in the 1st quarter 2001. Gross margin for the 1st quarter was 16 percent, the same as a year ago. Priceline.com ended the quarter with $177.8 million in cash and short-term investments, compared to $146.9 million a year ago.

During the 1st quarter 2002, priceline.com sold a combined 2.5 million units of travel products. Priceline.com continued to diversify its revenue streams to non-air businesses, with hotel and rental car unit sales constituting 66 percent of total travel unit sales in the 1st quarter of 2002, up from 49 percent in the 1st quarter 2001.

Priceline.com sold more than 909,000 hotel room nights during the quarter, which is 110 percent higher than a year ago. Today, approximately 17 percent of new priceline.com customers come to the service to make a hotel room offer, compared to 11 percent a year ago. Meanwhile, rental car days sold were more than 738,000 in the 1st quarter, which was 22 percent higher than a year ago.

Priceline.com reported strong customer metrics for the 1st quarter 2002. The Company added nearly 875,000 new customers during the quarter, bringing its total customer base to over 13.5 million. Average monthly visitor traffic to the priceline.com Web site, as measured by Nielsen/Net Ratings, was up 26 percent sequentially and rose every month during the quarter. Repeat business for the quarter equaled the previous priceline.com record of 63.6 percent. (Repeat business is defined as the number of unique purchase offers coming from repeat customers divided by the number of total unique purchase offers).

Sourcing of priceline.com customers continued to evolve during the 1st quarter 2002, as more sales were derived through the Company's online partnerships, affiliate relationships and e-mail campaigns to priceline.com's customer base. During the 1st quarter, nearly 20 percent of priceline.com's sales came from its online partners and e-mails, up almost 100 percent year over year. Priceline.com has strategic online marketing relationships with AOL/Time Warner and eBay, as well as an affiliate sales network.

"Looking forward, priceline.com is targeting 2nd quarter 2002 revenue of between $320 million and $350 million, and pro forma earnings per share of $0.03 to $0.05," said Mr. Braddock. "This range is consistent with our expectation that the most significant growth in the quarter will come from our non-air products. On that basis, we remain comfortable with a target for full-year pro forma EPS of $0.12."

Significant recent developments for priceline.com included:

      o STRATEGIC PARTNERSHIPS. In late January, priceline.com entered into an agreement with eBay to become the exclusive opaque booking engine for eBay Travel. The booking engine, called Priceline Powerdeals, is now live and a marketing/press launch will follow.

      o PRICELINE VACATIONS. During the quarter, priceline.com developed and introduced a new product where travelers can make their own offers for complete vacation packages, including hotel and airfare, to locations throughout the U.S., Europe, Mexico and the Caribbean. In addition to leveraging priceline.com's Name Your Own Price model, Priceline Vacations allows customers to choose their hotels and has other key advantages over competing vacation package products, including being able to select your own travel dates and length of stay. The official launch of the Priceline Vacation service will be later this month.

      o NEW ADVERTISING INITIATIVES. Priceline.com renewed its exclusive celebrity spokesperson contract with actor William Shatner and created a series of new radio advertisements using the "I Think, Therefore I Save" tagline. In the spots, Shatner is paired with a new sidekick - the priceline.com SuperComputer.

      o INTERNATIONAL INITIATIVES. Hutchison-Priceline, the company created with investments from priceline.com and Hutchison-Whampoa, Ltd., launched its Name Your Own Pricesm service in Hong Kong in April and expects to expand to Singapore and Taiwan. Priceline.com also continues to build out priceline.co.uk, the UK Name Your Own Pricesm travel service. During the quarter, priceline.co.uk announced the expansion of its hotel service and began planning a marketing campaign to re-introduce the product to UK customers. Priceline.com holds a majority equity stake in priceline.co.uk.

      o NON-TRAVEL PRODUCT DEVELOPMENTS. PricelineMortgage, the loan service in which priceline.com is 49 percent owner, had another profitable quarter, contributing $492,000 to priceline.com's net income. Priceline Long Distance, a priceline.com subsidiary, introduced the nation's first Name Your Own Price phone card during the quarter. And priceline.com's new car service launched an enhanced Web site that makes it even easier to research or buy a new car. The site introduced a new feature that lets customers see the typical selling range for the car they want in their particular region.

About Priceline.com

Priceline.com is the Internet service that offers products for sale in four categories: a travel service that offers airline tickets, hotel rooms, rental cars, cruises and vacation packages; a personal finance service that offers home mortgages, refinancing and home equity loans; an automotive service that offers new cars, and a telecommunications service that offers long distance calling services. Priceline.com licenses its business model to independent licensees, pricelinemortgage and certain international licensees.

                                       ###

FOR PRESS INFORMATION, CONTACT: BRIAN EK 203-299-8167 (brian.ek@priceline.com)


Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue" reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks or hostilities; adverse changes in the Company's relationships with airlines and other product and service providers, including, without limitation, the withdrawal of providers from the priceline.com system; the effects of increased competition; systems-related failures and/or security breaches; the Company's ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                           PRICELINE.COM INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (IN THOUSANDS, UNAUDITED)


                                                                                        MARCH 31,       DECEMBER 31,
                                                                                          2002             2001
                                                                                       -----------      -----------
ASSETS

Current assets:
      Cash and cash equivalents                                                        $    92,051      $    99,943
      Restricted cash                                                                       17,454           15,396
      Short-term investments                                                                68,327           49,269
      Accounts receivable, net of allowance for doubtful accounts of
           $2,581 and $4,170 at March 31, 2002 and December 31, 2001, respectively          20,218           15,665
      Prepaid expenses and other current assets                                             10,544            5,038
                                                                                       -----------      -----------

           Total current assets                                                            208,594          185,311

Property and equipment, net                                                                 31,291           32,266
Due from employees                                                                              11               11
Goodwill                                                                                    22,535           23,646
Other assets                                                                                19,720           20,956
                                                                                       -----------      -----------

      Total assets                                                                     $   282,151      $   262,190
                                                                                       ===========      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                                 $    62,177      $    45,941
      Accrued expenses                                                                      31,750           36,240
      Other current liabilities                                                              5,050            5,115
                                                                                       -----------      -----------
           Total current liabilities                                                        98,977           87,296
      Accrued expenses                                                                       2,365            2,838
                                                                                       -----------      -----------
           Total liabilities                                                               101,342           90,134
                                                                                       -----------      -----------

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK                                             13,470           25,345

Stockholders' equity
      Common stock                                                                           1,880            1,836
      Treasury stock                                                                      (326,633)        (326,633)
      Additional paid-in capital                                                         2,032,547        2,015,849
      Accumulated deficit                                                               (1,540,455)      (1,544,341)
                                                                                       -----------      -----------
           Total stockholders' equity                                                      167,339          146,711
                                                                                       -----------      -----------

      Total liabilities and stockholders' equity                                       $   282,151      $   262,190
                                                                                       ===========      ===========

                           PRICELINE.COM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts, unaudited)


                                                                    THREE MONTHS ENDED
                                                                 MARCH 31,      MARCH 31,
                                                                   2002           2001
                                                                 ---------      ---------
 Travel revenues                                                 $ 259,899      $ 267,020
 Other revenues                                                      1,986          2,684
                                                                 ---------      ---------
      Total revenues                                               261,885        269,704

 Cost of travel revenues                                           219,511        225,496
 Cost of other revenues                                                381          1,093
                                                                 ---------      ---------
      Total costs of revenues                                      219,892        226,589
                                                                 ---------      ---------

 Gross profit                                                       41,993         43,115
                                                                 ---------      ---------

 Operating expenses:
     Sales and marketing                                            20,791         30,623
     General and administrative                                      6,636          9,404
     Payroll tax on employee stock options                             104             23
     Stock based compensation                                          250          5,157
     Systems and business development                               10,533         11,112
     Restructuring charge                                             (824)         1,400
                                                                 ---------      ---------

      Total operating expenses                                      37,490         57,719
                                                                 ---------      ---------

Operating income (loss)                                              4,503        (14,604)

Other income (expenses):
     Loss on sale of equity investment                                  --           (946)
     Interest income                                                   782          1,776
     Equity in net income of pricelineMortgage                         492             --
     Currency translation adjustment                                   (36)
                                                                 ---------      ---------
     Total other income                                              1,238            830
                                                                 ---------      ---------

 Net income (loss)                                                   5,741        (13,774)
 Preferred stock dividend                                           (1,854)            --
                                                                 ---------      ---------

Net income (loss) applicable to common stockholders              $   3,887      $ (13,774)
                                                                 =========      =========

Net income (loss) applicable to common stockholders
  per basic common share                                         $    0.02      $   (0.07)
                                                                 =========      =========

Weighted average number of basic common shares outstanding         227,503        188,589
                                                                 =========      =========

Net income applicable to common stockholders per
  diluted common share                                           $    0.02          N/A
                                                                 =========

Weighted average number of diluted common shares outstanding       239,970          N/A
                                                                 =========

                           PRICELINE.COM INCORPORATED
                  SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)


                                                                                       THREE MONTHS ENDED MARCH 31, 2002
                                                                                    ------------------------------------------

                                                                                                  PRO FORMA
                                                                                    REPORTED      ADJUSTMENTS        PRO FORMA
                                                                                    ---------      ---------         ---------
          Travel revenues                                                           $ 259,899                        $ 259,899
          Other revenues                                                                1,986                            1,986
                                                                                    ---------      ---------         ---------
               Total revenues                                                         261,885                          261,885

          Cost of travel revenues                                                     219,511                          219,511
          Cost of other revenues                                                          381                              381
                                                                                    ---------      ---------         ---------
               Total costs of revenues                                                219,892                          219,892
                                                                                    ---------      ---------         ---------

          Gross profit                                                                 41,993                           41,993
                                                                                    ---------      ---------         ---------

          Operating expenses:
               Sales and marketing                                                     20,791                           20,791
               General and administrative                                               6,636                            6,636
               Payroll tax on employee stock options                                      104           (104)(a)            --
               Stock based compensation                                                   250           (250)(b)            --
               Systems and business development                                        10,533                           10,533
               Restructuring charge                                                      (824)           824 (c)            --
                                                                                    ---------      ---------         ---------

               Total operating expenses                                                37,490            470            37,960
                                                                                    ---------      ---------         ---------

          Operating income                                                              4,503           (470)            4,033

          Other income:
               Interest income                                                            782                              782
               Equity in net income of pricelineMortgage                                  492                              492
               Currency translation adjustment                                            (36)                             (36)
                                                                                    ---------      ---------         ---------
               Total other income                                                       1,238             --             1,238
                                                                                    ---------      ---------         ---------

           Net income                                                                   5,741           (470)            5,271
                                                                                    ---------      ---------         ---------

           Preferred stock dividend                                                    (1,854)         1,854 (d)            --
                                                                                    ---------      ---------         ---------

          Net income applicable to common stockholders                              $   3,887      $   1,384         $   5,271
                                                                                    =========      =========         =========

          Net income applicable to common stockholders per basic common share       $    0.02             --         $    0.02
                                                                                    =========      =========         =========

          Weighted average number of basic common shares outstanding                  227,503                          227,503
                                                                                    =========                        =========

          Net income applicable to common stockholders per diluted common share     $    0.02             --         $    0.02
                                                                                    =========      =========         =========

          Weighted average number of diluted common shares outstanding                239,970                          239,970
                                                                                    =========                        =========


  (a) Employer payroll taxes on employee exercises of non-qualified stock options.
  (b)     Non-cash stock based compensation expense.
  (c)     Restructuring charges (credits).
  (d)     Non-cash preferred stock dividend.


         PRICELINE.COM INCORPORATED - 2002 FIRST QUARTER FINANCIAL DATA SUPPLEMENT                             [priceline.com logo]

         ---------------------------------------------------------------------------------------------------------------------------

                                                                                                                  PAGE NUMBER
                   PRICELINE.COM FINANCIALS

                         Pro Forma Condensed Consolidated Statements of Operations                                     1

                         Pro Forma Condensed priceline.com Europe Ltd. Statement of Operations                         2

                         Condensed Consolidated Balance Sheets                                                         3



                   OFFER AND CUSTOMER ACTIVITY                                                                         4

                   PRODUCT DETAIL

                         Air                                                                                           5

                         Hotels                                                                                        6

                         Rental Cars                                                                                   7




















                   THIS SUPPLEMENT IS UNAUDITED AND INTENDED AS A SUPPLEMENT TO, AND SHOULD BE READ IN CONJUNCTION WITH,
                   THE COMPANY'S AUDITED FINANCIAL STATEMENTS AND THE NOTES THERETO FILED WITH THE SEC ON FORM 10-K AND
                   QUARTERLY FINANCIAL STATEMENTS FILED WITH THE SEC ON FORM 10-Q. CERTAIN DATA HAVE BEEN RECLASSIFIED
                   IN ORDER TO CONFORM HISTORICAL INFORMATION IN A MANNER CONSISTENT WITH CURRENT PRESENTATION AND HAS
                   NOT BEEN AUDITED IN THIS FORM. CERTAIN PRESENTATIONS WITHIN THIS SUPPLEMENT ARE NOT CONSISTENT WITH
                   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         ---------------------------------------------------------------------------------------------------------------------------


PRICELINE.COM INCORPORATED
------------------------------------------------------------------------------------------------------------------------------------
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share amounts
(UNAUDITED)

                                                                                                                           1Q02 VS.
INCOME STATEMENT ANALYSIS                                1Q01         2Q01          3Q01          4Q01           1Q02       1Q01
                                                      ---------     ---------     ---------     ---------     ---------  -----------
Travel revenues                                       $ 267,020     $ 362,492     $ 299,793     $ 232,918     $ 259,899      -3%
Other revenues                                            2,684         2,264         2,196         2,386         1,986     -26%
                                                      ---------     ---------     ---------     ---------     ---------
     Total revenues                                     269,704       364,756       301,989       235,304       261,885      -3%

Cost of travel revenues                                 225,496       303,979       250,952       195,608       219,511      -3%
Cost of other revenues                                    1,093           671           605           443           381     -65%
                                                      ---------     ---------     ---------     ---------     ---------
     Total costs of revenues                            226,589       304,650       251,557       196,051       219,892      -3%
                                                      ---------     ---------     ---------     ---------     ---------

                       Gross profit                   $  43,115     $  60,106     $  50,432     $  39,253     $  41,993      -3%
                                                      ---------     ---------     ---------     ---------     ---------

Operating expenses:
  Advertising                                            16,189        13,701         9,600         7,385        10,227     -37%
  Sales and marketing                                    14,434        19,117        20,410        14,530        10,564     -27%
  General and administrative                              9,404         7,477         6,069         5,709         6,636     -29%
  Systems and business development                       11,112         9,892        10,160        10,129        10,533      -5%
                                                      ---------     ---------     ---------     ---------     ---------

  Total operating expenses                            $  51,139     $  50,187     $  46,239     $  37,753     $  37,960     -26%

Pro-forma operating (loss) income                     ($  8,024)    $   9,919     $   4,193     $   1,500     $   4,033    -150%

Loss on property and equipment                               --            --            --           (17)           --       --
Currency translation adjustment                              --            --            --            --           (36)      --
Income from priceline Mortgage                               --            --            34           517           492       --
Interest income                                           1,776         1,816         2,062         1,342           782     -56%
                                                      ---------     ---------     ---------     ---------     ---------

Pro forma net (loss) income                           ($  6,248)    $  11,735     $   6,289     $   3,342     $   5,271    -184%
                                                      =========     =========     =========     =========     =========

Pro forma EBITDA                                      ($  3,986)    $  13,895     $   8,352     $   6,161     $   8,849    -322%
                                                      =========     =========     =========     =========     =========

Pro forma net (loss) income per basic share           ($   0.03)    $    0.06     $    0.03     $    0.01     $    0.02    -170%
                                                      =========     =========     =========     =========     =========

Pro forma net (loss) income per diluted share         ($   0.03)    $    0.05     $    0.03     $    0.01     $    0.02    -170%
                                                      =========     =========     =========     =========     =========

     Severance charge                                        --        (5,412)           --            --            --       --
     Special (charge)/credit                                 --            --            --         1,218            --       --
     Restructuring (charge)/credit                       (1,400)           --            --         1,536           824    -159%
     Stock based compensation                            (5,157)       (3,140)       (1,015)       (7,196)         (250)    -95%
     Option payroll taxes                                   (23)         (367)         (297)         (222)         (104)    352%
     Preferred stock dividend                                --            --        (8,563)           --        (1,854)      --
     Loss on sale of stock                                 (946)           --            --            --            --    -100%
                                                      ---------     ---------     ---------     ---------     ---------

Net (loss) income                                     ($ 13,774)    $   2,816     ($  3,586)    ($  1,322)    $   3,887    -128%
                                                      =========     =========     =========     =========     =========

Net (loss) income applicable to common stockholders
  per basic common share                              ($   0.07)    $    0.01     ($   0.02)    ($   0.01)    $    0.02    -123%
                                                      =========     =========     =========     =========     =========

Net (loss) income applicable to common stockholders
  per diluted common share                            ($   0.07)    $    0.01     ($   0.02)    ($   0.01)    $    0.02    -123%
                                                      =========     =========     =========     =========     =========

Weighted average common shares:
     Basic                                              188,589       196,581       216,132       223,042       227,503      21%
     Diluted                                            188,589       220,021       216,132       223,042       239,970      27%
Common shares outstanding, end of period                200,843       209,496       223,583       224,038       229,544      14%

---------------------------------------------------------------     ---------     ---------     ---------     ---------    -----

GROSS MARGIN                                               16.0%         16.5%         16.7%         16.7%         16.0%

                                                                                                                              Page 1

PRICELINE.COM EUROPE LTD.
--------------------------------------------------------------------------------
PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
In thousands, except per share amounts
(UNAUDITED)


INCOME STATEMENT ANALYSIS                                   1Q02
-------------------------                                 ---------
Travel revenues                                           $   3,090
Other revenues                                                   --
                                                          ---------
     Total revenues                                           3,090

Cost of travel revenues                                       2,647
Cost of other revenues                                           --
                                                          ---------
     Total costs of revenues                                  2,647
                                                          ---------

                       Gross profit                       $     443
                                                          ---------

Operating expenses:
  Advertising                                                    36
  Sales and marketing                                           317
  General and administrative                                  1,146
  Systems and business development                              853
                                                          ---------

  Total operating expenses                                $   2,352

Operating loss                                            ($  1,909)

Interest income                                                   6
                                                          ---------

Pro forma net loss                                        ($  1,903)
                                                          =========

Pro forma EBITDA                                          ($  1,725)
                                                          =========

Pro forma net loss per parent basic and diluted share     ($   0.01)
                                                          =========

Weighted average common shares:
     Basic                                                  227,503
     Diluted                                                239,970
Common shares outstanding, end of period                    229,544


------------------------------------------------------    ---------


GROSS MARGIN                                                   14.3%



Does not include certain intercompany consolidation adjustments


PRICELINE.COM INCORPORATED
--------------------------------------------------------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(UNAUDITED)

 ASSETS                                               3/31/2001       6/30/2001       9/30/2001       12/31/2001      3/31/2002
                                                     -----------     -----------     -----------     -----------     -----------
 CURRENT ASSETS:
       Cash and cash equivalents                     $    98,698     $   124,284     $    99,013     $    99,943     $    92,051
       Restricted cash                                    21,793          15,139           8,685          15,396          17,454
       Short-term investments                             26,394          30,433          45,498          49,269          68,327
       Accounts receivable, net of allowance for
          doubtful accounts                               20,706          25,839          15,021          15,665          20,218
       Note receivable                                        --           8,500          10,000              --              --
       Prepaid expenses and other current assets          10,908           6,784           7,759           5,038          10,544
                                                     -----------     -----------     -----------     -----------     -----------

            Total current assets                         178,499         210,979         185,976         185,311         208,594


 PROPERTY AND EQUIPMENT, net                              35,861          34,870          33,137          32,266          31,291
 DUE FROM EMPLOYEES                                        3,183              41              11              11              11
 GOODWILL                                                     --              --              --          23,646          22,535
 WARRANTS TO PURCHASE COMMON STOCK OF LICENSEES            3,250           3,250           3,250              --              --
 OTHER ASSETS                                             19,769          19,521          19,311          20,956          19,720
                                                     -----------     -----------     -----------     -----------     -----------

       TOTAL ASSETS                                  $   240,562     $   268,661     $   241,685     $   262,190     $   282,151
                                                     ===========     ===========     ===========     ===========     ===========


 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
       Accounts payable                              $    51,377     $    69,531     $    34,931     $    45,941     $    62,177
       Accrued expenses                                   26,630          32,210          30,484          36,240          31,750
       Other current liabilities                           4,978           5,161           4,943           5,115           5,050
                                                     -----------     -----------     -----------     -----------     -----------
            Total current liabilities                     82,985         106,902          70,358          87,296          98,977

       Accrued expenses                                    4,747           3,789           3,367           2,838           2,365
                                                     -----------     -----------     -----------     -----------     -----------
            Total liabilities                             87,732         110,691          73,725          90,134         101,342
                                                     -----------     -----------     -----------     -----------     -----------

 SERIES B MANDATORILY REDEEMABLE  PREFERRED STOCK         80,000          55,032          25,345          25,345          13,470
                                                     -----------     -----------     -----------     -----------     -----------

 STOCKHOLDERS' EQUITY:
       Common stock                                        1,650           1,720           1,832           1,836           1,880
       Treasury stock                                   (326,633)       (326,633)       (326,633)       (326,633)       (326,633)
       Additional paid-in capital                      1,948,533       1,971,588       2,013,974       2,015,849       2,032,547
       Deferred compensation                              (8,471)         (4,304)         (3,539)             --              --
       Accumulated deficit                            (1,542,249)     (1,539,433)     (1,543,019)     (1,544,341)     (1,540,455)
                                                     -----------     -----------     -----------     -----------     -----------
            Total stockholders' equity                    72,830         102,938         142,615         146,711         167,339
                                                     -----------     -----------     -----------     -----------     -----------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $   240,562     $   268,661     $   241,685     $   262,190     $   282,151
                                                     ===========     ===========     ===========     ===========     ===========




Certain reclassifications have been made to conform to curent year presentation.


PRICELINE.COM INCORPORATED
-----------------------------------------------------------------------------------------------------------------------------
OFFER AND CUSTOMER ACTIVITY

                                                                                                                  1Q02 VS.
UNIQUE OFFERS:                    1Q01            2Q01            3Q01            4Q01            1Q02              1Q01
--------------                 -----------    ------------     -----------    ------------     -----------      -----------
New Customer Offers                891,490       1,025,041         927,338         854,082         874,792              -2%
Repeat Customer Offers           1,217,217       1,620,157       1,559,727       1,491,942       1,530,745              26%
        Total Unique Offers      2,108,707       2,645,198       2,487,065       2,346,024       2,405,537              14%

Repeat customer offers/               57.7%           61.2%           62.7%           63.6%           63.6%
     total unique offers

Customers
---------

New Customers                      891,490       1,025,041         927,338         854,082         874,792              -2%

Cumulative Customers             9,886,150      10,911,191      11,838,529      12,692,611      13,567,403              37%




The information included above is for priceline.com only. Statistics do not include priceline.com Europe Ltd.


PRICELINE.COM INCORPORATED
----------------------------------------------------------------------------------------------------------  --------------
AIR

                                                                                                                1Q02 VS.
                             1Q01              2Q01            3Q01             4Q01             1Q02             1Q01
                         --------------  ---------------  --------------  ---------------  ---------------  --------------
Tickets Sold                 1,075,555        1,435,936       1,183,981          840,191          866,643          -19%

Net Unique Offers            1,392,747        1,683,661       1,445,575        1,441,620        1,391,478            0%
Offers Booked                  709,576          963,167         779,319          584,505          580,555          -18%
Bind Rate                         50.9%            57.2%           53.9%            40.5%            41.7%

BIND RATE = OFFERS BOOKED/NET UNIQUE OFFERS

AIR PRODUCT WAS LAUNCHED ON APRIL 6, 1998

The information included above is for priceline.com only. Statistics do not include priceline.com Europe Ltd.


PRICELINE.COM INCORPORATED
------------------------------------------------------------------------------------------------------------------------------
HOTELS

                                                                                                                  1Q02 VS.
                                  1Q01            2Q01             3Q01            4Q01             1Q02            1Q01
                             ---------------  --------------  ---------------  --------------  ---------------  --------------
Room Nights Sold                    432,884         680,604          879,922         789,638          909,107            110%

Net Unique Offers                   351,952         516,816          647,446         554,523          629,145             79%
Offers Booked                       188,278         311,121          394,807         384,463          417,306            122%
Bind Rate                              53.5%           60.2%            61.0%           69.3%            66.3%

BIND RATE = OFFERS BOOKED/NET UNIQUE OFFERS

Hotel product was launched on October 28, 1998

The information included above is for priceline.com only. Statistics do not include priceline.com Europe Ltd.


PRICELINE.COM INCORPORATED
-----------------------------------------------------------------------------------------------------------------------------
RENTAL CARS

                                                                                                                1Q02 VS.
                               1Q01            2Q01             3Q01            4Q01            1Q02              1Q01
                          ----------------------------------------------------------------  ---------------------------------
Days Sold                        607,336         922,545          895,601         720,213         738,021           22%

Net Unique Offers                229,581         325,235          313,389         261,069         303,611           32%
Offers Booked                    105,970         162,053          160,603         135,781         139,776           32%
Bind Rate                           46.2%           49.8%            51.2%           52.0%           46.0%

BIND RATE = OFFERS BOOKED/NET UNIQUE OFFERS

RENTAL CAR PRODUCT WAS LAUNCHED ON FEBRUARY 3, 2000

THE INFORMATION INCLUDED ABOVE IS FOR PRICELINE.COM ONLY. STATISTICS DO NOT INCLUDE PRICELINE.COM EUROPE LTD.